UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2008

CHINO COMMERCIAL BANCORP (Exact name of registrant as specified in its charter)

CA	000-52098	20-4797048
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

14345 Pipeline Avenue
Chino, California		91710
Address of Principal Executive Offices		Zip Code

(909) 393-8880 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 22, 2008 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1.      Press release dated February 22, 2008

FOR IMMEDIATE RELEASE

Date:	February 22, 2008
Contact:	Dann H. Bowman
Title:	President and Chief Executive Officer
Phone:	(909) 393-8880
OTCBB Symbol:	CCBC

CHINO COMMERCIAL BANCORP EXTENDS REPURCHASE PROGRAM AND AUTHORIZES ADDITIONAL SHARES FOR REPURCHASE

CHINO, CA –

The Board of Directors of Chino Commercial Bancorp, parent of Chino Commercial Bank, N.A., has approved $100,000 worth of additional shares for repurchase under the Company's stock repurchase program which commenced on October 19th, 2006. The Repurchase Program initially provided that the Company could repurchase up to $3 million worth of shares of its common stock in the open market or in privately negotiated transactions from time to time, and would expire on October 27th, 2007. This expiration date has been extended to October 31st, 2008, subject to earlier termination at the Company’s discretion.

Since the commencement of the Repurchase Program the Company has acquired and retired 140,708 of its shares at a weighted average price of $21.89 per share. The Repurchase Program is designed to improve the Company's return on equity and earnings per share, and to provide an additional outlet for shareholders interested in selling their shares. Repurchases pursuant to the program are made at the prevailing market prices from time to time in open market transactions or in privately negotiated transactions. The timing of the purchases and the number of shares to be repurchased at any given time will depend on market conditions and SEC regulations.

About Chino Commercial Bancorp

On July 1, 2006, Chino Commercial Bancorp completed a corporate reorganization whereby it acquired all of the outstanding shares of Chino Commercial Bank NA, which became a wholly owned subsidiary of the company.

Chino Commercial Bank NA opened September 1, 2000 and operates two full-service branch offices in Chino and Ontario.

Forward Looking Statements

The statements in this release regarding the repurchase of Chino Commercial Bancorp common stock and the expected duration of the repurchase program are forward looking statements that are subject to risks and uncertainties. Chino Commercial Bancorp may not repurchase all shares authorized under the repurchase program, and may also lengthen or shorten the repurchase period, depending on the trading price of its common stock, which may be positively or negatively impacted by the repurchase program, market conditions, determinations following the date of this announcement to use such funds for other purposes, or for other reasons. A detailed description of risks relating to Chino Commercial Bancorp and its common stock is contained in the Company’s SEC filings. Chino Commercial Bancorp undertakes no responsibility to update or revise any forward-looking statements.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2008

By: /s/ Sandra F. Pender Sandra F. Pender Vice President and Chief Financial Officer